EXECUTION COPY

Exhibit 10.22

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made as of October 13, 2016, by and between Genco Shipping & Trading Limited (the “Company” and together with its subsidiaries and controlled affiliates and joint ventures from time to time, the “Genco Group”) and Peter C. Georgiopoulos (“you”).

WHEREAS, you have agreed to resign as the Chairman and as a member of the Board of Directors of the Company, and the parties wish to settle their mutual rights and obligations arising from such resignation;

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1.   Resignation

Your service with the Company will cease effective as of October 13, 2016 (the “Termination Date”).  Upon the Termination Date, you shall have resigned, to the extent applicable, as the Chairman of the Company, as a member of the board of directors or similar body of any subsidiary of the Company and as a fiduciary of any Company benefit plan.

2.   Payments in Connection with Separation from Service

A.  Severance.  Subject to your execution and non-revocation of the General Release attached hereto as Exhibit A (the “General Release”), the Company shall pay you an aggregate sum of $500,000, to be paid in a lump sum (the “Severance Payment”).  You acknowledge and agree that this Agreement, the General Release, and the consideration provided thereby, provide the sole basis for the Severance Payment, and you have no other basis for entitlement to the Severance Payment.  The Severance Payment shall be paid on the 30th day following the Termination Date.

B.  Equity.  Subject to your execution and non-revocation of the General Release, you will become fully vested in the number of unvested restricted stock awards and warrants that are outstanding on the Termination Date, as set forth on Exhibit A.

3.   Restrictive Covenants

A.  Non-disclosure of Confidential Information.  The Genco Group owns and has developed and compiled, and will own, develop and compile, certain techniques, information, and materials tangible or intangible, relating to itself, its customers, suppliers, vessels, shareholders, banks and others, which are secret, proprietary and confidential, and which have great value to its business (referred to in this Agreement, collectively, as “Confidential Information”). Confidential Information shall not in any event include information which (i) was generally known or generally available to the public or within the relevant trade or industry prior to its disclosure to you or (ii) becomes generally known or generally available to the public or within the relevant trade or industry subsequent to disclosure to you other than due to your breach of your obligations.  Confidential Information includes, but is not limited to, information contained in manuals, documents, computer programs, compilations of technical, financial, legal or other data, specifications, designs, business or marketing plans, forecasts, financial information, work in

progress, and other technical or business information.    You acknowledge and agree that in the performance of your duties, the Genco Group from time to time disclosed to you and entrusted you with Confidential Information. You also acknowledge and agree that the unauthorized disclosure of Confidential Information obtained by you during your service, among other things, may be prejudicial to the interests of the Genco Group’s interests and an improper disclosure of trade secrets. Unless the Company otherwise consents, you agree that following the Termination Date you shall not, except as otherwise provided herein, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party any Confidential Information.  Anything herein to the contrary notwithstanding, the provisions of this Section 3(A) shall not apply (x) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order you to disclose or make accessible any information or (y) to the extent reasonably necessary to enforce or defend your rights pursuant to this Agreement or any other agreement between you and the Company (provided that in the case of clause (x), unless otherwise prohibited by law, you provide the Company with prior notice of the contemplated disclosure and reasonably cooperate with the Company at the Company’s expense in seeking a protective order or other appropriate protection of such information).  From and after the Termination Date, you shall not retain or take with you any Confidential Information in a Tangible Form (defined below), and you shall as promptly as possible deliver to the Company any Confidential Information in a Tangible Form that you then control, as well as all other Genco Group property, including equipment, documents or other things, that was issued to you or otherwise received or obtained during your service with the Company that you then control. “Tangible Form” includes information or materials in written or graphic form, on a computer disk or other medium, or otherwise stored in or available through electronic or other form.  Anything herein to the contrary notwithstanding, you shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, personal correspondence, personal diaries, personal calendars and Rolodexes, personal files and phone books, (ii) information showing your compensation or relating to reimbursement of expenses, (iii) information that you reasonably believe may be needed for tax purposes and (iv) copies of plans, programs relating to your service, or termination thereof, with the Company, provided that you shall provide the Company with a list and, to the extent related to the Genco Group’s business, copies of the foregoing upon request (in which event the Company will keep your confidential personal information confidential in accordance with its customary business practice).    Nothing in this Agreement will prohibit or restrict you from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority.  You cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that: (1)  is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  As a result, you shall have the right to disclose Confidential Information in confidence to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law.   You also have the right to disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.  Nothing in this Agreement is intended to conflict with that right or to create liability for disclosures of Confidential Information that are expressly allowed by the foregoing.

B.  Mutual Non-disparagement.  From and after the Termination Date, you shall not make any disparaging or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about the Genco Group or any of its respective owners, partners, managers, directors, officers, employees or agents, including, without limitation, any remarks or statements that could be reasonably expected to adversely affect in any manner (i) the conduct of the Genco Group’s businesses or (ii) the business reputation or relationships of the Genco Group and/or any of their past or present officers, directors, agents, employees, attorneys, successors and assigns.  Similarly, upon the Termination Date, the Company will instruct the members of the board of directors of the Company and the named executive officers of the Company not to make any such statements about you and they shall not make any such statement about you.

C.  Non-Interference.  From the period beginning on the Termination Date and ending one year after the Termination Date, you agree not to: (i) with respect to deals or transactions under consideration upon the Termination Date, solicit, induce or encourage any existing or potential client or counterparty of the Genco Group to forego the proposed deal or transaction or to consummate the deal or transaction instead with another firm, company, business, partnership or enterprise, whether you are employed by that entity or not; (ii) solicit, or induce or encourage any person, entity, or group to cease doing business with the Genco Group or reduce the amount of business it does with the Genco Group or encourage any person, entity, or group who is a prospective business partner or customer to avoid or lessen such person’s, entity’s, or group’s prospective business with the Genco Group; (iii) hire, solicit, recruit, induce, procure or attempt to hire, solicit, recruit, induce or procure, directly or indirectly, any person who is an employee of the Genco Group or who was such an employee at any time during the year preceding the Termination Date; (iv) assist in hiring any such person by any other individual, sole proprietorship, firm, company, business, partnership, or other enterprise; or (v) encourage any such person to terminate his or her employment, without the express written consent of the Company.

D.  Enforcement of Restrictive Covenants.  You acknowledge that the Company would sustain irreparable injury in the event of a violation by you of any of the provisions of Section 3 hereof, and by reason thereof you consent and agree that if you violate any of the provisions of said Section 3, in addition to any other remedies available, the Company shall be entitled to a decree specifically enforcing such provisions, and shall be entitled to a temporary and permanent injunction restraining you from committing or continuing any such violation, from any arbitrator duly appointed in accordance with the terms of this Agreement or any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration in any forum.

4.   Tax Matters

A.  Withholding of Taxes.

All payments or benefits provided by the Company to you under this Agreement shall be subject to the withholding of such amounts relating to taxes and other payroll deductions as the

Company may reasonably determine it should withhold pursuant to any applicable law, regulation or Company policy.

B.  Effect of Section 409A of the Code.

The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and applicable guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on you by Code Section 409A or any damages for failing to comply with Code Section 409A.

5.   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  If any dispute should arise concerning this Agreement, the interpretation of the terms of the Agreement or otherwise relating in any way to the terms and conditions of your service or its termination, including any claim of statutory discrimination, the parties agree to submit the dispute to arbitration before a panel of three (3) neutral arbitrators at the American Arbitration Association (the “AAA”) in New York, New York, except that in the event of any controversy relating to any violation or alleged violation of any provision of Section 3 hereof, the Company in its sole discretion shall be entitled to seek injunctive relief from a court of competent jurisdiction in accordance with Section 3(D) hereof without any requirement to seek arbitration for such injunction.  For injunctive relief, it is agreed that any court of competent jurisdiction also may entertain an application by either party.  The parties further agree that no demand for punitive damages shall be made in any such arbitration proceeding and that the arbitrators shall not have the power to award punitive damages in any such proceeding.  Any award of the arbitrators shall be final and binding, subject only to such right of review as may be provided under applicable law.   The parties hereto agree that any arbitral award may be enforced against the parties to an arbitration proceeding or their assets wherever they may be found.  The Company consents to the personal jurisdiction of the Courts of the State of New York (including the United States District Court of New York) for purpose of enforcing any arbitral award and the Company further agrees not to interpose any objection for improper venue in any such proceeding.

6.   Entire Agreement

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof.  No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to you to induce you to enter into this Agreement other than the express terms set forth herein, and you are not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement.

7.   Modification/Waiver

This Agreement may not be modified or amended except in writing signed by the parties.

8.   Counterpart Agreements

This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

PETER C. GEORGIOPOULOS

/s/ Peter C. Georgiopoulos

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: President

Exhibit A

Award Type	Grant Date	Total Grant	Amount Unvested and Accelerating on Termination Date
Warrants[1]	8/7/14	1,785,498	595,166
Warrants	8/7/14	1,850,257	616,752
Warrants	8/7/14	2,782,341	927,447
Restricted Stock	8/7/14	83,295	27,765
Restricted Stock	2/17/16	40,816	40,816

1You may exercise your warrants in accordance with the terms and conditions set forth in the applicable award agreements.

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EXHIBIT A

RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Agreement”) dated October 13, 2016, is made and entered into by and between Genco Shipping & Trading Limited (the “Company”), and Peter C. Georgiopoulos (the “Former Director”).

WHEREAS, the Former Director has resigned effective October 13, 2016; and

WHEREAS, pursuant to the Separation Agreement between the Former Director and the Company, dated October 13, 2016, (the “Separation Agreement”) it is a condition precedent to the Company’s obligations to make certain payments under Section 2 of the Separation Agreement and that Former Director executes and delivers this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Separation Agreement, the sufficiency and receipt of which is hereby acknowledged, the Former Director agrees as follows:

1.         General Release and Waiver of Claims.

(a)        In consideration for the benefits provided to Former Director under the Separation Agreement (the “Consideration”), Former Director hereby releases and forever discharges and holds the Company, subsidiaries of the Company, affiliates of the Company and each officer, director, employee, partner (general and limited), equity holder, member, manager, agent, subsidiary, affiliate, successor and assign and insurer of any of the foregoing (collectively, the “Releasees”) harmless from all claims or suits, of any nature whatsoever (whether known or unknown), being directly or indirectly related to Former Director’s service with the Company or the termination thereof, including, but not limited to, any claims for notice, pay in lieu of notice, wrongful dismissal, discrimination, harassment, severance pay, bonus, incentive compensation, interest, any claims relating to Former Director’s service as with the Company, through the date hereof.

(b)        This release includes, but is not limited to, contract and tort claims, claims arising out of any legal restriction on the Company’s right to terminate its employees and claims or rights under federal, state, and local laws prohibiting employment discrimination, including, but not limited to, claims or rights under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991; the Equal Pay Act; the Age Discrimination in Employment Act of 1967 (“ADEA”), including the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act, and any other federal, state, or local law (statutory or decisional), regulation or ordinance (if and to the extent applicable and as the same may be amended from time to time), or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Releasees; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees,

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or other expenses (including attorneys’ fees incurred in these matters), which arose through the date Former Director executes this Agreement.

(c)       Former Director acknowledges that the consideration given for this Agreement is in addition to anything of value to which Former Director was already entitled.

(d)       Former Director acknowledges that because this Agreement contains a general release of all claims including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing.  Former Director may take up to twenty-one (21) days to decide whether to execute this Agreement, and he may revoke his signature by delivering or mailing a signed notice of revocation to the Company at its corporate offices within seven (7) days after executing it.

(e)       Notwithstanding the foregoing, this Agreement does not release (i) claims which cannot be lawfully released, (ii) Former Director’s rights of indemnification and directors’ and officers’ liability insurance coverage, if any, to which he is entitled with regard to his service as a director of the Company and (iii) claims with respect to the breach of any covenant to be performed by the Company pursuant to this Agreement or any other claims arising from actions or omissions occurring after the date of this Agreement.  Further, the release contained herein does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company with respect to payments to be made under Section  2 of the Separation Agreement.

(f)        Former Director acknowledges that there is a risk that after signing this Agreement he may discover losses or claims that are released under this Agreement, but that are presently unknown to him.  Former Director assumes this risk and understands that this Agreement shall apply to any such losses and claims.  Former Director understands that this Agreement includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released herein.  Former Director acknowledges that by accepting the Consideration, he assumes and waives the risks that the facts and the law may be other than as he believes.

2.         Nothing in this Agreement shall be construed to affect the independent right and responsibility of the Equal Employment Opportunity Commission (“EEOC”) to enforce the law; provided,  however, Former Director is barred from receiving any monetary damages in connection with any EEOC proceeding concerning matters covered by this Agreement to the fullest extent permitted by law.

3.         This Agreement shall not be construed as an admission by any of the Releasees or the Former Director of any violation of any federal, state or local law.

4.         FORMER DIRECTOR ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY; THAT TO THE EXTENT HE HAS DESIRED, HE HAS AVAILED HIMSELF OF THAT RIGHT; THAT HE HAS CAREFULLY READ AND

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UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT; AND THAT HE IS KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT.

5.         Dispute Resolution.  Any dispute arising out of, under, pursuant to, or in any way relating to this Agreement shall be governed by Section 5 of the Separation Agreement.

6.         Miscellaneous

(a)       Governing Law.  This Agreement and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement’s scope, validity, enforcement, interpretation, construction, and effect shall be governed by the laws of the State of New York (without regard to any conflict of law rules which might result in the application of the laws of any other jurisdiction).

(b)       Construction.  There shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party hereto and against another party hereto.  Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.

(c)       Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement.  Facsimile and electronic signatures shall be deemed to be the equivalent of manually signed originals.

(d)       Modification; Waiver.  This Agreement may not be modified or amended except in writing signed by the parties.

(e)       Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof.  No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Former Director to induce Former Director to enter into this Agreement other than the express terms set forth herein, and Former Director is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Genco Shipping & Trading Limited

By:
Name:
Title:

Accepted and Agreed to:

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.  I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS RELEASE FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.  I ALSO UNDERSTAND THAT I MAY REVOKE MY SIGNATURE WITHIN SEVEN (7) DAYS AFTER SIGNING.

Peter C. Georgiopoulos

Date: